Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Immunomedics, Inc.

We consent to the incorporation by reference in the Registration Statements Nos. 333-219594, 333-198766, 333-184377, 333-128310, 333-114810, 333-90338 and 333-225550 on Form S-3 and the Registration Statements Nos. 333-201470, 333-143420 and 333-53224 on Form S-8 of Immunomedics, Inc. of our reports dated February 27, 2020, with respect to the consolidated balance sheets of Immunomedics, Inc. and subsidiaries as of December 31, 2019, December 31, 2018, June 30, 2018 and 2017, the related consolidated statements of comprehensive loss, changes in stockholders’ equity and cash flows for the year ended December 31, 2019, six month transition period ended December 31, 2018 and each of the years in the two-year period ended June 30, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of Immunomedics, Inc.

/s/ KPMG LLP
New York, New York
February 27, 2020